Exhibit 10.17.3

THIRD AMENDMENT TO SERVICES AGREEMENT (FIR-14088)

This Third Amendment (this “Amendment”) to the Services Agreement dated as of November 8, 2004, as amended (the “Services Agreement”) is made and entered into this 30 day of November, 2005 by and between Capital One Services, Inc, (“Capital One”) and First Data Resources Inc. (“First Data”). For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Capital One and First Data agree as follows:

1. All terms set forth in this Amendment are effective as of November 30, 2005.

2. Section 20.3 d. (Compliance with Certain Applicable Lmvs and Policies) of the Services Agreement is hereby deleted in its entirety and replaced with:

(d) To the extent applicable to the Services or to First Data as a provider of the Services, First Data is and shall continue to be knowledgeable about the anti-money laundering requirements and legal obligations toward combating terrorist financing as required by Federal law, including those requirements contained in the Bank Secrecy Act as amended by the USA PATRIOT Act of 2001 and all implementing regulations, OFSI’s Guideline to B-8, Deterring and Detecting Money Laundering and Terrorist Financing and shall perform the Services under this Agreement in compliance with such laws. First Data will ensure all appropriate personnel are adequately trained on their anti-money laundering procedures, with refresher training provided no less than annually.

3. Article 21 (GENERAL) of the Services Agreement is hereby amended by adding a new Section 21.11, OSFI, and re-numbering the remaining Sections accordingly.

21.11 OSFI.

(a) The Office of the Superintendent of Financial Institutions (“OSFI”) has the authority to exercise the contract rights of Capital One relating to audit and monitoring rights.

(b) OSFI is authorized to access and make copies of any internal reports, subject to OSFI agreeing to sign a confidentiality agreement.

(c) First Data will exercise reasonable best efforts to seek the consent of external auditors for release to OSFI of any findings that address the Services being performed for Capital One, subject to OSFI agreeing to sign a confidentiality agreement.

(d) Capital One and First Data shall maintain a disaster recovery plan in the event of an unforeseen emergency impacting the delivery of Services, which may be revised from time to time upon mutual agreement of the parties.

4. Unless otherwise specified in this Amendment, any capitalized terms used in this Amendment shall have the meanings assigned to them in the Services Agreement.

5. As hereby amended and supplemented, the Services Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Services Agreement the day and year first above written.